                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Southtrust Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        SOUTHTRUST CORPORATION (Logo)

                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 19, 1995

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders (the "Annual Meeting") of SouthTrust Corporation (the "Company") will be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on Wednesday, April 19, 1995, at 9:00 A.M., Central Time, for the following purposes:

          (1) To elect three (3) persons to the Board of Directors of the Company, each person to serve a three-year term and until such person's successor is duly elected and qualified;

          (2) To amend the Amended and Restated 1984 Stock Option Plan and the 1993 Stock Option Plan in the manner described in the accompanying Proxy Statement; and

          (3) To transact such other business as may properly come before the Annual Meeting.

     Holders of Common Stock of the Company of record at the close of business on February 24, 1995 are entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting, and we hope you will be present at the Annual Meeting. WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. A postage-paid envelope addressed to the Company is enclosed for your convenience in returning your proxy to the Company.

                                          By Order Of The Board Of Directors

                                          AUBREY D. BARNARD
                                          Secretary

Birmingham, Alabama
March 14, 1995

                        SOUTHTRUST CORPORATION (Logo)

                             ---------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 19, 1995

     The accompanying proxy is solicited on behalf of the Board of Directors of SouthTrust Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on Wednesday, April 19, 1995 at 9:00 A.M., Central Time. It is anticipated that this proxy material will be mailed to stockholders on or about March 14, 1995.

     The only matters to be considered at the Annual Meeting are the election of three directors to serve for the term of office described below and the approval of the proposed amendments to the Company's Amended and Restated 1984 Stock Option Plan (the "1984 Stock Option Plan") and the Company's 1993 Stock Option Plan (collectively, the "Stock Option Plans"). All shares of Common Stock represented by an executed and completed proxy received by the Company in time for voting at the Annual Meeting will be voted in accordance with the instructions specified thereon, and if no instructions are specified thereon, will be voted for the election of all three nominees named herein as directors and in favor of the proposal to amend the Stock Option Plans. A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting by itself will not revoke a proxy.

     In addition to the use of the mail, proxies may be solicited by telephone or by telecopy or personally by the directors, officers and employees of the Company, who will receive no extra compensation for their services. The expenses of such solicitation will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of shares of Common Stock of the Company.

     As of February 24, 1995, the record date for the Annual Meeting, there were issued and outstanding 81,941,730 shares of Common Stock of the Company. The holders of each outstanding share of Common Stock of the Company as of such date are entitled to one vote per share with respect to each matter to be considered at the Annual Meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power and (iii) the record holder has indicated that it does not have authority to vote such shares on that matter) generally will be treated as present for purposes of determining a quorum, but as described below, such broker non-votes will not have any effect upon the election of directors at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting is necessary to elect the nominees for directors named in the Proxy Statement. Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required for the adoption of the proposed amendments to the Stock Option Plans. Abstentions and broker non-votes with respect to the proposal to amend the Stock Option Plans will have the same effect as votes against such proposal.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide for a Board of Directors of not fewer than three nor more than sixteen members. The Restated Certificate of Incorporation and the Bylaws of the Company provide that the members of the Board of Directors shall be divided into three classes, one class to be elected at each annual meeting of stockholders and to serve for a term of three years. As of the date of the Proxy Statement, the Board of Directors consists of nine persons.

CURRENT NOMINEES

     The Board of Directors proposes to nominate the three persons named below for election as directors, such persons to serve until the 1998 Annual Meeting of Stockholders and until their successors have been elected and shall have qualified.

     The names, ages and principal occupations during the past five years of the nominees, the year each first became a director of the Company, and the number and percentage of shares of the Company's Common Stock owned beneficially by each of them as of January 31, 1995 are as follows:

                                                                               NUMBER AND PERCENT
                                                                              OF SHARES OF COMMON
                                                                              STOCK OF THE COMPANY
NAME, AGE AND                                                                  BENEFICIALLY OWNED
PRINCIPAL OCCUPATION                                    DIRECTOR               AS OF JANUARY 31,
OF NOMINEES                                               SINCE                       1995
---------------------------------------------------  ---------------          --------------------
John M. Bradford (56)                                April 23, 1987                    24,507(1)
  Chairman and President,                                                                0.03%
  Mrs. Stratton's Salads, Inc.
  (processor of prepared salads)
William C. Hulsey (56)                               April 16, 1986                   945,158(2)
  Chairman and Chief Executive Officer,                                                  1.15%
  Arlington Properties, Inc.
  (real estate development)
Wallace D. Malone, Jr. (58)                          August 2, 1972                 1,454,660(3)
  Chairman and Chief Executive Officer                                                   1.76%
  of the Company

---------------

(1) Includes 10,540 shares held by Mr. Bradford's wife.
(2) Includes 18,678 shares held by Mr. Hulsey's wife (6,678 of which are held in a custodial capacity) and 864,645 shares held by various trusts of which Mr. Hulsey is a co-trustee.
(3) Includes 29,250 shares held by Mr. Malone's wife, 5,228 shares held by minor children, 173,593 shares subject to employee stock options exercisable within 60 days after January 31, 1995 and 279,168 shares held in Mr. Malone's account by the trustee of the Company's Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Malone, by virtue of allocating elections to various funds, possesses dispositive power.

     Each of the nominees was elected as a director at the Annual Meeting of Stockholders held on April 15, 1992.

     Unless directed to the contrary, the persons acting under the proxy solicited hereby will vote for the nominees named above. Should any such nominee become unable to accept election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his stead of such other person as the Board of Directors may recommend. Proxies may not be voted for more than three persons.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS NAMED ABOVE.

CONTINUING DIRECTORS

     The following tabulation sets forth with respect to those persons who were elected as directors of the Company at previous Annual Meetings of Stockholders (and will continue to serve as directors following the Annual Meeting) the names, ages and principal occupations during the past five years, the year each person first became a director of the Company, and the number and percentage of shares of the Company's Common Stock owned beneficially by each person as of January 31, 1995:

                                                                               NUMBER AND PERCENT OF
                                                                             SHARES OF COMMON STOCK OF
                                          CURRENT                             THE COMPANY BENEFICIALLY
NAME, AGE AND                               TERM            DIRECTOR          OWNED AS OF JANUARY 31,
PRINCIPAL OCCUPATION                      EXPIRES            SINCE                      1995
----------------------------------------  --------     ------------------    --------------------------
Herbert Stockham (66)                       1996       October 17, 1973                107,751(1)
  Chairman, Stockham Valves &                                                             0.13%
  Fittings, Inc. (manufacturing
  business)
Charles G. Taylor (66)                      1996       January 15, 1992                221,440(2)
  President and Chief Executive Officer,                                                  0.27%
  The Taylor Group, Inc.
  (contract service business)
Bill L. Harbert (71)                        1997       February 18, 1981               626,091(3)
  Chairman and Chief Executive Officer,                                                   0.76%
  Bill Harbert International
  Construction, Inc.
  (construction business)
Allen J. Keesler, Jr. (56)                  1997       January 15, 1992                  5,837(4)
  President and Chief Executive Officer,                                                  0.01%
  Florida Power Corporation
  (electric utility business)
T. W. Mitchell (66)                         1997       January 17, 1973                568,494(5)
  Chairman and Chief Executive Officer,                                                   0.69%
  Stuart Construction Co., Inc.
  (construction business)
William K. Upchurch, Jr. (62)               1997       April 23, 1987                   45,312(6)
  Chairman and Chief Executive Officer,                                                   0.05%
  W. K. Upchurch Construction Company,
  Inc. (construction business)

---------------

(1) Includes 6,036 shares held by Mr. Stockham's wife and 2,551 shares held in a trust with respect to which Mr. Stockham possesses voting power.
(2) Includes 1,468 shares owned by Mr. Taylor's wife.
(3) Includes 120,000 shares held in a corporation of which Mr. Harbert is a principal stockholder and 11,700 shares held in a trust which is revocable by Mr. Harbert.
(4) Includes 1,129 shares held by Mr. Keesler's wife.
(5) Includes 169,135 shares held by corporations of which Mr. Mitchell is a principal stockholder and 183,859 shares held in trust for Mr. Mitchell's wife.
(6) Includes 1,430 shares held in a trust of which Mr. Upchurch is trustee, 2,054 shares held by trusts of which Mr. Upchurch's wife is custodian and 2,796 shares held by Mr. Upchurch's wife.

     Of the directors named above, Messrs. Stockham and Taylor were elected at the 1993 Annual Meeting of Stockholders, and Messrs. Harbert, Keesler, Mitchell and Upchurch were elected at the 1994 Annual Meeting of Stockholders, to serve for the terms indicated.

     Mr. Stockham is a director of The Southern Company, which has securities registered under the Securities Exchange Act of 1934.

     The Company has an Audit Committee of the Board of Directors, consisting of Messrs. Stockham and Keesler, which recommends to the Board of Directors the independent accountants to be selected as the Company's auditors and reviews the audit plan, financial statements and audit results. The Audit Committee also reviews the internal audit reports of the Company and its affiliates and reviews comments from the affiliates as to exceptions noted in the reports. The Audit Committee held five meetings during 1994. Mr. Stockham is Chairman of the Audit Committee.

     The Company has a Human Resources Committee of the Board of Directors, consisting of Messrs. Taylor, Hulsey and Harbert, which sets compensation for the executive officers of the Company and administers the 1990 Discounted Stock Plan, the 1984 Stock Option Plan, the 1993 Stock Option Plan and the Amended and Restated Senior Officer Performance Incentive Plan (and similar plans) of the Company. The Human Resources Committee held five meetings during 1994. Mr. Taylor was named Chairman of the Human Resources Committee in December 1994.

     The Company does not have any Nominating Committee of the Board of Directors. The functions of a Nominating Committee are filled by the Board of Directors.

COMPENSATION OF DIRECTORS

     During the year ended December 31, 1994, the Board of Directors held five regular and special meetings. Directors of the Company are paid $3,500 per calendar quarter and $2,000 per meeting. Directors who are also employees of the Company are not compensated for their service as directors or for attendance at meetings of the Board of Directors. All directors attended more than 75% of the meetings of the Board of Directors (including any meetings of any committees thereof of which they are members).

STOCK OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS

     The following tabulation sets forth with respect to the five most highly compensated executive officers of the Company and its subsidiaries the name and age of such officer, the position of such officer with the Company or its subsidiaries, the length of time the person has held such office and the number and percentage of shares of the Company's Common Stock owned beneficially by each person as of January 31, 1995:

                                                                             NUMBER AND PERCENT OF
                                                                               SHARES OF COMMON
                                                                             STOCK OF THE COMPANY
                                                                  POSITION    BENEFICIALLY OWNED
                                                                    HELD       AS OF JANUARY 31,
            NAME AND AGE(1)                   OFFICE(2)            SINCE             1995
    -------------------------------  ---------------------------  --------   ---------------------
    Roy W. Gilbert, Jr. (58)(3)      President of the Company      1/16/90           222,246(4)
                                                                                        0.27%
    Julian W. Banton (54)            Chief Executive Officer of    1/16/90           136,812(5)
                                       SouthTrust Bank of                               0.17%
                                       Alabama, National
                                       Association
    Frederick W. Murray, Jr. (56)    Executive Vice President of    1/1/80           159,982(6)
                                       the Company                                      0.19%
    James W. Rainer, Jr. (51)        Executive Vice President of  12/15/82           137,762(7)
                                       the Company                                      0.17%
    All Executive Officers and       N/A                               N/A         4,861,962
      Directors as a Group (16                                                          5.90%
      persons)(8)

---------------

(1) Information with respect to Wallace D. Malone, Jr., Chairman and Chief Executive Officer of the Company, is set forth in the director nominee table above.
(2) All officers of the Company and its subsidiaries are elected annually by the Board of Directors of the Company or such subsidiary, as the case may be.

(3) Effective as of February 10, 1995, Mr. Gilbert retired as President and resigned as a director of the Company. Mr. Wallace D. Malone, Jr. was elected to replace Mr. Gilbert as President of the Company. During 1995, Mr. Gilbert has agreed to devote a portion of his time to serving as an executive assistant to the Chief Executive Officer of the Company.
(4) Includes 3,640 shares held jointly with Mr. Gilbert's wife, 21,708 shares held by Mr. Gilbert's wife, 69,416 shares subject to stock options exercisable within 60 days after January 31, 1995 and 50,356 shares held in Mr. Gilbert's account by the trustee of the Company's Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Gilbert, by virtue of allocating elections to various funds, possesses dispositive power.
(5) Includes 450 shares held by Mr. Banton's child, 97,921 shares subject to stock options exercisable within 60 days after January 31, 1995 and 1,089 shares held in Mr. Banton's account by the trustee of the Company's Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Banton, by virtue of allocating elections to various funds, possesses dispositive power.
(6) Includes 23,000 shares held by Mr. Murray's wife, 792 shares held in a custodial capacity, 69,222 shares subject to stock options exercisable within 60 days after January 31, 1995 and 45,836 shares held in Mr. Murray's account by the trustee of the Company's Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Murray, by virtue of allocating elections to various funds, possesses dispositive power.
(7) Includes 204 shares held by Mr. Rainer's wife, 11,000 shares held by Mr. Rainer's child, 68,228 shares subject to stock options exercisable within 60 days after January 31, 1995 and 15,799 shares held in Mr. Rainer's account by the trustee of the Company's Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Rainer, by virtue of allocating elections to various funds, possesses dispositive power.
(8) This group includes Mr. Roy W. Gilbert, Jr., former President and director of the Company, who retired as President and resigned as a director of the Company effective February 10, 1995.

                 PROPOSED AMENDMENTS TO THE STOCK OPTION PLANS

     The Company has adopted and maintains the 1984 Stock Option Plan and the 1993 Stock Option Plan (the "Stock Option Plans") pursuant to which the Company grants to key employees of the Company incentive stock options (ISO's) and nonqualified stock options (NQSO's).

     The Board of Directors of the Company has approved, subject to approval by the stockholders of the Company, certain amendments to the Stock Option Plans. These amendments (i) provide additional flexibility to participants in the Stock Option Plans to exercise certain of their stock options in the event of retirement and similar events and to engage in certain other transactions and
(ii) effect certain technical changes to the Stock Option Plans.

     The Stock Option Plans currently provide that if a participant's employment with the Company is terminated by reason of death, disability, retirement or any other reason, all rights under any outstanding stock option terminate upon the earlier to occur of three months after the date of such termination or the expiration date of such stock option. While ISO's are required to be exercised within three months of termination of employment in order to qualify as such under the Internal Revenue Code of 1986 (the "Code"), NQSO's are not subject to such a requirement. The Board of Directors of the Company has concluded that it is not in the best interests of the Company or a participant to require that all stock options be exercised, upon the occurrence of certain events of termination of employment, over a short period of time. Accordingly, the Board of Directors of the Company proposes to amend the Stock Option Plans to provide that, in case of a termination of employment by reason of death, disability or retirement (prior to attaining 60 years of age), all outstanding NQSO's shall terminate on the earlier to occur of twelve months following the date of termination of such employment or the expiration date of such stock option, and that in case of termination of employment by reason of retirement of a participant who has attained 60 years of age, all outstanding NQSO's shall terminate on the earlier to occur of three years following the date of termination of such employment or the expiration date of such stock option; in all other cases of termination of employment, all outstanding NQSO's shall terminate on the earlier to occur of three months following the date of termination of employment or the expiration date of such stock option. The Stock Option Plans also provide that no stock option may be sold or transferred, except by the laws of descent and distribution. While current federal income tax law would restrict the transferability of ISO's, such law does not restrict the transferability of NQSO's, and there may be valid estate planning reasons for a participant to transfer an NQSO to members of such participant's immediate family (or related parties). Accordingly, it is proposed to amend the Stock Option Plans to provide that NQSO's may be transferred by a participant to a member of the participant's immediate family or to a trust for the benefit of such family members or to a partnership whose only partners are such participant's family members, but that such transferees may not transfer such NQSO's to third parties. Finally, the Stock Option Plans currently provide that, in the event of certain mergers or other reorganizations in which the Company is not the surviving corporation, all stock options will terminate as of the date of such transaction, but notwithstanding such fact, all such stock options will become immediately exercisable and participants may elect to cause the surviving corporation in such transaction to substitute replacement stock options for those stock options as to which there may be certain unfavorable federal income tax consequences. Due to recent accounting interpretations by the Securities and Exchange Commission, the Board of Directors has concluded that it is desirable to amend the Stock Option Plans to delete any reference to the termination of stock options upon the occurrence of any such merger or reorganization. In addition, the Stock Option Plans are being amended to broaden the definition of a merger or reorganization of the Company to make it clear that it includes any merger or reorganization in which equity securities of the Company are exchanged for other consideration and to grant the Human Resources Committee, in the event of any such merger or reorganization, the discretion to accelerate the exercisability or vesting of stock options and to make such other modifications or revisions in such stock options as may be appropriate to protect the interests of the participants in the Stock Option Plans. The Board of Directors of the Company believes that these amendments to the Stock Option Plans afford greater flexibility to the Company in the event of any merger or reorganization and will enable the Company to address more effectively the various issues that may arise in this context.

     The proposed amendments to the Stock Option Plans are annexed to the Proxy Statement as Annex 1.

     As of the date of the Proxy Statement, an aggregate of 2,661,444 shares of Common Stock of the Company are reserved for issuance under the 1993 Stock Option Plan. The Human Resources Committee of the Board of Directors of the Company administers the Stock Option Plans, and the Committee selects as participants those executives and employees of the Company and its subsidiaries who, in the opinion of such Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. For information concerning stock options under the Stock Option Plans that were allocated in fiscal 1994 and in the first quarter of fiscal 1995 to executive officers of the Company and its subsidiaries, see "EXECUTIVE COMPENSATION -- Stock Options and Stock Purchase Agreements."

     The grant of both ISO's and NQSO's under the 1993 Stock Option Plan will be subject to the following limitations: (i) the option price will be not less than 100% of the fair market value of the stock on the date a grant is determined to be made; (ii) no option may be exercised more than ten years after the date of grant; and (iii) such other conditions as the committee of the Board of Directors administering the 1993 Stock Option Plan may determine. In addition, if the fair market value (determined as of the date a grant is determined to be made) of stock with respect to which options granted under the 1993 Stock Option Plan first become exercisable in any one calendar year exceeds $100,000, then the options issued with respect to the excess amount over $100,000 shall constitute NQSO's, and shall not be ISO's.

INCENTIVE STOCK OPTIONS

     Under the provisions of Section 422 of the Internal Revenue Code of 1986, an employee is not subject to federal income tax consequences either upon the grant or upon the exercise of an ISO. Gain or loss is recognized only upon the disposition of the stock acquired pursuant to the exercise of an ISO, and such gain or loss generally will constitute long-term capital gain. If the stock so acquired is disposed of within two years of the date the ISO was granted, or within one year of the exercise of the ISO, however, such disposition will constitute a "disqualifying disposition." In the event of a disqualifying disposition, the difference between the fair market value of the stock at the time of exercise and the exercise price will be included in ordinary income for the year in which such disposition takes place.

     The Company is not allowed any deduction with respect to an ISO, unless there is a disqualifying disposition.

     However, upon the exercise of an ISO, the difference between the fair market value of the stock at the time of exercise and the exercise price is an item of tax preference for purposes of the alternative minimum tax applicable to individuals. In general, a taxpayer's alternative minimum tax is computed by applying the alternative minimum tax rate for individuals, 24%, to the excess of
(i) the sum of the taxpayer's regular taxable income, certain adjustments, tax preference items and the taxpayer's alternative minimum tax net operating loss, if any, over (ii) the exemption amount. The alternative minimum tax is payable only if it exceeds the taxpayer's regular tax.

NONQUALIFIED STOCK OPTIONS

     The grant of NQSO's does not result in any federal income tax consequences for either the Company or the employee. However, upon exercise of an NQSO, the optionee will realize ordinary income equal to the difference between the fair market value of the shares purchased determined as of the date of exercise, and the price which the optionee pays for the shares. The Company will be entitled to a deduction for federal income tax purposes equal to the amount which the employee is required to include in income, subject to two conditions: (i) the amount taken into income by the employee must constitute "reasonable compensation" for federal income tax purposes, and (ii) the Company must withhold applicable taxes from the employee's income in accordance with Treas. Reg. sec. 1.83-6(a)(2). Any sale or exchange of shares acquired pursuant to the exercise of an NQSO will result in long-term or short-term capital gain or loss to the optionee, depending upon whether the shares were held for one year or longer, or less than one year, respectively. Currently capital gains of individual taxpayers are taxed at a maximum rate of 28%, although such capital gains are taken into account in computing the phase-out of the benefits of itemized deductions and personal exemptions, and thus may have the effect of increasing the marginal income tax rate applicable to the taxpayer's ordinary income.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE STOCK OPTION PLANS DESCRIBED ABOVE.

                             EXECUTIVE COMPENSATION

     The following tables, graphs and other information provide certain details concerning the cash and equity-based compensation payable to certain executives of the Company and certain additional information, all of which are presented in accordance with regulations of the Securities and Exchange Commission.

FIVE YEAR TOTAL STOCKHOLDER RETURN

     The following indexed graph compares the Company's annual percentage change in cumulative total stockholder return for the past five years with the cumulative total return of the Standard and Poor's 500 Stock Index and the Standard and Poor's Regional Bank Index during the same period. This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 1989, and that dividends received were immediately reinvested in additional shares. The graph plots the value of the initial $100 investment at one-year intervals. For purposes of constructing this data, the returns of each component issuer have been weighted according to that issuer's market capitalization.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                             SOUTHTRUST CORPORATION

                    (PERFORMANCE THROUGH DECEMBER 31, 1994)

      MEASUREMENT PERIOD                                           S&P MAJOR
    (FISCAL YEAR COVERED)         SOUTHTRUST        S&P 500       REG. BANKS
1989                                       100             100             100
1990                                        75              97              71
1991                                       183             126             128
1992                                       191             136             163
1993                                       222             150             172
1994                                       218             152             163

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

     The Human Resources Committee of the Board of Directors of the Company annually establishes the compensation of the executive officers of the Company and certain of its subsidiaries. In doing so, the Human Resources Committee's primary objective is to ensure that the compensation programs for executives are designed and administered to motivate executives to produce superior performance for the Company and provide superior returns to stockholders of the Company.

     An executive's base salary is established after a careful review of competitive practices to ensure that the total compensation opportunity compares favorably to similarly situated executives. A significant portion of an executive's total compensation is variable and is based on short-term and long-term performance of the Company. Short-term performance of the Company is rewarded, in the case of the senior executive officers of the Company, by annual cash bonuses under the Senior Officer Performance Incentive Plan of the Company (the "Incentive Plan") and, in the case of certain other executives of the Company, by annual cash bonuses under a similar incentive plan, the amount of which and the criterion for payment of which are established in advance by the Human Resources Committee. The Stock Option Plans are the principal mechanisms for rewarding executives for the long-term performance of the Company.

     The following is a description of the compensation programs of the Company and how each relates to the objectives outlined above.

     Base Salary: The base salaries of the five highest paid executives of the Company are listed in the Summary Compensation Table. The base salary of each executive is reviewed annually by the Human Resources Committee. Each executive's base pay is determined by considering the performance of the individual as well as the executive's experience and total responsibility in comparison to other executives of the Company and to executives with peer institutions of comparable size. In doing so, the Human Resources Committee seeks to ensure that the base pay of each executive is competitive and rewards the executive for the executive's performance and total contribution to the success of the Company.

     As part of this process, the Human Resources Committee reviews a number of salary surveys produced by compensation consulting firms. In terms of base salaries, the surveys indicated that the base salaries of the executives of the Company listed in the Summary Compensation Table, when compared to the peer institutions described below, approximated the average base salary for executives of such institutions.

     The Human Resources Committee considers the Company's peer institutions to be southeastern banks and bank holding companies with total assets ranging from $6 to $20 billion, some of which are included in the Standard and Poor's Regional Bank Index. These peer institutions were selected because they are located within the Company's operating region and some of them are comparable in size to the Company. In establishing the 1994 base salaries for the executives listed in the Summary Compensation Table, the Human Resources Committee considered the base salary of each such executive, the performance and experience of each such executive and the base salaries for comparable executives reported by the peer institutions. Comparing the Company only to peer institutions of its approximate size and without any regard for any other variable, the surveys indicated that the base salaries of the Company's executives were at approximately the 65th percentile of the array of base salaries reported by such institutions.

     Incentive Plans: The Senior Executive Performance Incentive Plan of the Company (the "Incentive Plan") is designed to reward executives annually for achieving the after-tax net income goals of the Company for the preceding year. Upon completion of the business plan for the forthcoming year, the Chief Executive Officer of the Company presents to the Human Resources Committee the net income goal of the Company on a consolidated basis and the net income goals of the various subsidiaries of the Company for the year.

     With respect to the executive officers named in the Summary Compensation Table, the potential incentive award for each executive is dependent upon each executive's level of responsibility and the judgement of the Human Resources Committee of the executive's potential contribution to the achievement of the particular net income goals. For 1994, the range of potential awards for such executives was between 15% and 60% of such executive's annual base salary, with each individual executive being assigned minimum, target and maximum awards. An executive whose award is based upon a net income goal earns no award if less than 95% of the target goal is achieved, earns incremental percentages of the award if more than 95% but less than 105% of the target goal is achieved and earns the maximum award if 105% of the target goal is achieved.

     The amounts awarded the Company's five highest paid executives in 1994 under the Incentive Plan are set forth in the Annual Compensation Bonus column of the Summary Compensation Table.

     The Human Resources Committee has recommended to the Board of Directors, and intends to recommend to the Board of Directors in the future, that it continue to take appropriate steps to qualify compensation payable to its executives for deductibility under the federal income tax laws.

     Stock Options: Stock options are the Company's principal long-term incentive plan. The Human Resources Committee believes that stock options encourage and reward management decisions that result in the long-term success of the Company.

     The value of stock options is dependent upon an appreciation in the value of the underlying shares of Common Stock. The Human Resources Committee believes stock options motivate and reward executives by including them within the ownership base of the Company. In addition, to encourage a long term perspective, options have a ten-year exercise period, and options cannot be exercised before a one-year period has elapsed from grant date.

     The Board of Directors of the Company determines the aggregate number of shares of Common Stock to be allocated annually for use in connection with the Stock Option Plans of the Company, and the Human Resources Committee then awards stock options to particular executives. The number of shares of Common Stock subject to options awarded by the Human Resources Committee to a particular executive is determined in light of the executive's level of responsibility, seniority and previous grants of stock options to such executive.

     In addition, information respecting the peer institutions described above, indicates that the stock option awards for the Company's five most highly compensated executives during 1994 were significantly below average when compared to the award opportunities that have been reported by the peer institutions of comparable size to the Company. In addition, the total number of shares of Common Stock subject to options for 1994, as a percentage of the Company's total outstanding Common Stock is substantially below the median reported by peer institutions of comparable size to the Company.

     The Company also maintains the 1990 Discounted Stock Plan, which is available to all employees including executives who have at least five years of service with the Company. For information respecting the 1990 Discounted Stock Plan, see the information set forth under the heading "Stock Options and Other Stock Purchase Rights" in this Proxy Statement. Awards under the 1990 Discounted Stock Plan have not been used extensively by the Human Resources Committee as a vehicle for executive compensation.

     Chief Executive Officer Compensation: The Human Resources Committee meets in executive sessions to review the Chief Executive Officer's salary and periodically engages independent consultants to advise the Human Resources Committee on the compensation practices of similarly situated institutions.

     The 1994 base salary increase for the Chief Executive Officer was established after a review of the base salaries of comparable executives of the peer institutions referred to above. This analysis contained information on all components of the Chief Executive Officer's compensation. After reviewing the data and equally weighing the Company's substantial asset growth and sustained performance, including increased net income and increased earnings per share, the Human Resources Committee established the Chief Executive Officer's base salary for 1994. The Chief Executive Officer's base salary for 1994 was above the average salary reported for chief executive officers of all peer institutions, but when compared to peer institutions of comparable size, the Chief Executive Officer's base salary was below the average compensation of chief executive officers of such institutions.

     The Chief Executive Officer's target award for achieving the net income goal of the Company for 1994 was 40% and the maximum award was 60%. In 1994, the Company's net income exceeded the target goal established by the Human Resources Committee, resulting in a bonus of 56.8% of base salary being paid to the Chief Executive Officer.

     During 1994, the Chief Executive Officer also was granted options to purchase 66,000 shares of Common Stock. The 1994 stock option award increase was granted after a review of the stock option awards of comparable executives of peer institutions of comparable size to the Company. The Chief Executive Officer's 1994 option award, as a percentage of base salary, is below average when compared to the awards reported by the peer institutions of comparable size to the Company.

     The members of the Human Resources Committee are as follows:

         Charles G. Taylor, Chairman
         William C. Hulsey
         Bill L. Harbert

     Compensation Committee Interlocks and Insider Participation in Compensation
Decisions: None of the members of the Human Resources Committee have served as officers of the Company. In addition, none of the Human Resources Committee members have any other relationship to the Company, except that Bill Harbert International Construction, Inc., a corporation of which Mr. Bill L. Harbert is the principal stockholder and Chief Executive Officer ("Harbert International"), has entered into an agreement with SouthTrust Bank of Alabama, National Association, pursuant to which Harbert International is constructing an operations center for SouthTrust Bank of Alabama, National Association. The facilities comprising the operations center will encompass approximately 218,000 square feet and will be completed on or about September 30, 1995.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth the information concerning compensation for services in all capacities, including cash and non-cash compensation, awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company and certain of its subsidiaries in each of the last three fiscal years, unless otherwise noted.

                                                                                LONG TERM COMPENSATION
                                                                          -----------------------------------
                                                                                  AWARDS
                                                                          -----------------------     PAYOUTS
                               ANNUAL COMPENSATION(1)                     RESTRICTED                  -------
                             ---------------------------   OTHER ANNUAL     STOCK       OPTIONS        LTIP      ALL OTHER
    NAME AND PRINCIPAL                           BONUS     COMPENSATION    AWARD(S)    (NUMBER OF     PAYOUTS   COMPENSATION
        POSITION(1)          YEAR   SALARY($)    ($)(2)       ($)(3)         ($)        SHARES)         ($)         ($)
---------------------------  ----   ---------   --------   ------------   ----------   ----------     -------   ------------
Wallace D. Malone, Jr.,      1994   $630,000    $358,344     $  2,191         N/A        66,000         N/A       $ 60,335(5)
  Chief Executive Officer    1993    605,016     363,000       20,121         N/A        32,266(4)      N/A         59,770
  of the Company             1992    565,008     254,250       18,305         N/A        34,827(4)      N/A         58,661
Roy W. Gilbert, Jr.,         1994    456,000     237,758       14,892         N/A        24,000         N/A         43,700(5)
  President of the           1993    439,032     241,450       14,841         N/A        23,411(4)      N/A         43,403
  Company                    1992    414,024     165,600       13,501         N/A        25,518(4)      N/A         43,023
Julian W. Banton,            1994    303,500     166,925        5,152         N/A        15,000         N/A         18,137(6)
  President and Chief        1993    292,000     160,600        5,152         N/A        11,679(4)      N/A         28,836(6)
  Executive Officer of       1992    267,000      93,450        4,821         N/A        12,342(4)      N/A         27,705(6)
  SouthTrust Bank of
  Alabama, National
  Association
Frederick W. Murray, Jr.,    1994    188,500      80,414        5,954         N/A         4,750         N/A         18,137(6)
  Executive Vice President   1993    183,000      82,350        5,954         N/A         7,319(4)      N/A         18,158(6)
  of the Company             1992    172,800      60,480        3,839         N/A         7,987(4)      N/A         18,032(6)
James W. Rainer, Jr.,        1994    177,000      75,508        4,099         N/A         4,750         N/A         17,123(6)
  Executive Vice President   1993    171,000      76,950        4,099         N/A         6,839(4)      N/A         16,971(6)
  of the Company             1992    161,000      56,350        5,571         N/A         7,443(4)      N/A         16,805(6)

---------------

(1) Although each person received perquisites or other personal benefits in the years shown, the value of these benefits did not exceed in the aggregate the lesser of $50,000 or 10% of such person's salary and bonus in any year.

(2) Represents amounts paid to each executive officer under the Senior Officer Performance Incentive Plan.
(3) Represents life insurance premiums and additional taxes owed on the additional compensation paid by the Company on behalf of each executive officer.
(4) Adjusted for 3 for 2 stock split that occurred on May 19, 1993.
(5) Includes $30,000 for Mr. Malone and $20,000 for Mr. Gilbert, which amounts were withheld by the Company from deferred compensation due Messrs. Malone and Gilbert in 1994 in order to defray the costs of the Company agreeing to pay Messrs. Malone and Gilbert an annual sum certain, commencing at the age of 60 and continuing for the greater of their lifetime or 15 years, and includes payments by the Company to defined contribution plans maintained by the Company (including qualified and nonqualified compensation plans).
(6) Represents payments by the Company to defined contribution plans maintained by the Company (including qualified and nonqualified compensation plans) on behalf of the executive officers.

STOCK OPTIONS AND OTHER STOCK PURCHASE RIGHTS

     The Company has adopted the Stock Option Plans pursuant to which the Company grants to key employees of the Company either incentive stock options ("ISO's") or nonqualified stock options ("NQSO's"), and the 1990 Discounted Stock Plan (the "Discounted Plan"), pursuant to which awards to purchase shares of Common Stock of the Company at a discount are made to eligible employees, including executive officers of the Company.

     The grant of stock options pursuant to the Stock Option Plans is, and will be, made subject to the following limitations: (i) the option price will be not less than 100% of the fair market value of the Common Stock on the date a grant is determined to be made; (ii) no option may be exercised after ten years from the effective date of the grant; and (iii) such other conditions as the Human Resources Committee, which administers the Stock Option Plans, may determine. A total of 2,661,444 shares of Common Stock of the Company are available for issuance under the Stock Option Plans.

     The 1990 Discounted Stock Plan (the "Discounted Plan") was established in order to give all employees an opportunity to acquire an equity interest in the Company at a discount (17.5%) to market, and awards are made to all employees (including executive officers) who have completed five years of full time service to the Company and its subsidiaries. A total of 1,125,000 shares of Common Stock of the Company are reserved for issuance under the Discounted Plan, and the aggregate purchase price of shares of Common Stock awarded to each employee may not exceed 10% of the annual salary of each employee. Certain restrictions are imposed on the shares of Common Stock awarded under the Discounted Plan and, under certain circumstances, the Company may repurchase such shares.

     The following table sets forth information concerning grants of stock options during fiscal year 1994 to each executive officer listed below:

                       OPTION GRANTS IN FISCAL YEAR 1994

                               INDIVIDUAL GRANTS

                                                                                           POTENTIAL
                                                                                       REALIZABLE VALUE
                                                % OF TOTAL                              ASSUMING RATES
                                   OPTIONS       OPTIONS     EXERCISE                      OF STOCK
                                   GRANTED       GRANTED     OR BASE                 PRICE APPRECIATION OF
                                 (NUMBER OF     EMPLOYEES     PRICE     EXPIRATION   ---------------------
             NAME               SHARES)(1)(2)    IN 1994      ($/SH)       DATE       5%(3)       10%(3)
------------------------------  -------------   ----------   --------   -----------  --------   ----------
Wallace D. Malone, Jr.........      66,000         28.56%    $ 18.625    1/18/2004   $773,069   $1,959,108
Roy W. Gilbert, Jr............      24,000         10.39%      18.625    1/18/2004    281,116      712,403
Julian W. Banton..............      15,000          6.49%      18.625    1/18/2004    175,697      445,252
Frederick W. Murray, Jr.......       4,750          2.06%      18.625    1/18/2004     55,638      140,996
James W. Rainer, Jr...........       4,750          2.06%      18.625    1/18/2004     55,638      140,996

---------------

(1) Does not include awards during 1994 under the Discounted Plan to Messrs. Malone, Gilbert, Banton, Murray and Rainer to purchase 4,183, 3,027, 2,015, 1,251 and 1,175 shares of Common Stock, respectively, at a 17.5% discount to the then market price of such shares; none of such persons purchased any shares of Common Stock awarded them under the Discounted Plan during 1994, except for Mr. Banton (who purchased all of the shares awarded him).
(2) Each of the options granted to the named executives in 1994 become exercisable on January 11, 1995 (except for options respecting 16,107 shares of Common Stock which are exercisable in January 1996), and the exercisability of such options is not subject to any future performance-based condition. Nonqualified options granted to the named executives pursuant to the 1993 Stock Option Plan have a reload option which provides that if any optionee elects to exercise a nonqualified option issued under the 1993 Stock Option Plan by tendering stock (rather than cash) to the Company, the Human Resources Committee is authorized, but not required, to grant additional nonqualified options with respect to a number of shares of Common Stock of the Company equal to the number of shares so tendered.
(3) These numbers are calculated by comparing the exercise price of such options and the market value of the shares of Common Stock subject to such options, assuming that the market price of such shares increase by 5% and 10%, respectively, during each year that the options are exercisable.

     The following table sets forth certain information concerning grants of stock options during the first quarter of 1995 to certain executive officers of the Company and certain of its subsidiaries and to certain other persons:

                        OPTION GRANTS DURING FISCAL 1995

                                                                                         EXERCISE OR
                                                                 OPTIONS GRANTED         BASE PRICE
                        NAME OR GROUP                           (NUMBER OF SHARES)          $/SH
--------------------------------------------------------------  ------------------       -----------
Wallace D. Malone, Jr.........................................         70,065              $19.125
Julian W. Banton..............................................         15,000               19.125
Frederick W. Murray, Jr.......................................          5,000               19.125
James W. Rainer, Jr...........................................          5,000               19.125
Executive Group...............................................        102,315               19.125
Employee Group................................................        305,915               19.125

     Stock options are granted at fair market value (or the last sales price of the Common Stock, as reported by NASDAQ-National Market System) as of the date that a decision is made to grant the stock option, although the Board of Directors may not approve the grant until a later date.

     The following table sets forth the number of stock options exercised and the dollar value realized thereon by each of the executive officers of the Company and certain of its subsidiaries listed below during 1994, along with the number and dollar value of any options remaining unexercised at year end:

                   AGGREGATED STOCK OPTION EXERCISES IN 1994
                      AND DECEMBER 31, 1994 OPTION VALUES

                                                                                                 VALUE OF
                                                                         NUMBER OF SHARES       UNEXERCISED
                                                                            UNDERLYING         IN-THE-MONEY
                                                                            OPTIONS AT          OPTIONS AT
                                         NUMBER OF                       DECEMBER 31, 1994   DECEMBER 31, 1994
                                      SHARES ACQUIRED                      EXERCISABLE/        EXERCISABLE/
                NAME                    ON EXERCISE     VALUE REALIZED   UNEXERCISABLE(1)    UNEXERCISABLE(1)
------------------------------------  ---------------   --------------   -----------------   -----------------
Wallace D. Malone, Jr...............            0                0           173,513/5,369      $ 500,101/0
Roy W. Gilbert, Jr..................      105,706           55,058            69,416/5,369         60,531/0
Julian W. Banton....................            0                0            97,921/5,369        705,044/0
Frederick W. Murray, Jr.............        3,000           18,666                69,222/0        574,042/0
James W. Rainer, Jr.................        7,000           43,553                68,228/0        567,855/0

---------------

(1) Includes options exercisable within 60 days of December 31, 1994. As of such date, all options held by the persons named in the above table were exercisable, except for an aggregate of 16,107 shares which are exercisable in January 1996.

EXECUTIVE EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     The Company is a party to an employment agreement with Mr. Wallace D. Malone, Jr. This employment agreement provides for the employment of Mr. Malone in a capacity at least equal to the capacity in which the executive was serving as of October 1984 for a term commencing as of October 19, 1984 and ending on December 31, 1993, unless the executive (if eligible) elects early retirement. The employment agreement also provides that on December 31 of each year subsequent to 1987 the term of employment thereunder is automatically renewed for an additional period of one year, thus resulting in the term of employment under the employment agreement, except when the executive attains 65 years of age, always being at least five years, and provides further that if the executive is terminated for any reason other than his death or disability or for cause, which is defined in the employment agreement as certain acts of dishonesty and certain acts competitive with the Company, the executive is entitled to receive annual payments at the rate in effect immediately prior to such termination of employment for a period of five years.

     The Company also is a party to an Employment Agreement with Mr. Roy W. Gilbert, Jr. containing provisions substantially similar to those set forth in Mr. Malone's Employment Agreement. Effective as of February 10, 1995, Mr. Roy W. Gilbert, Jr., after thirty-six years with the Company, elected early retirement from his position as President of the Company, which had the effect of causing only those provisions of Mr. Gilbert's Employment Agreement relating to retirement and related matters to be applicable. For information respecting Mr. Gilbert's pension benefits, see the table set forth below. In addition, under an agreement that Mr. Gilbert and the Company executed in February 1995, which is terminable at any time by Mr. Gilbert or the Company and which provides that Mr. Gilbert, as executive assistant to the Chief Executive Officer of the Company, will devote some of his time to the affairs of the Company during 1995, Mr. Gilbert will receive aggregate compensation of approximately $87,500 during 1995.

     The Company maintains a Retirement Income Plan (the "Retirement Plan") which is a noncontributory, defined benefit plan and covers all employees who have been in the employ of the Company or one of its subsidiaries for more than one year.

     The Retirement Plan provides generally for an annual benefit commencing at age 65 equal to 1.55% of the employee's average base compensation during the highest five consecutive years of the fifteen years preceding retirement, less 1.25% of primary Social Security benefits in effect at the time of retirement, for each year of credited service. The Company also maintains an Additional Retirement Plan for certain executives, and since 1987, contributions of the Company with respect to Messrs. Malone and Gilbert were made under the Additional Retirement Plan. The Company also maintains certain deferred compensation and similar agreements which pay Messrs. Malone, Gilbert and others certain amounts upon retirement.

     The following table shows the annual pension benefits under the Retirement Plan and the Additional Retirement Plan (and the deferred compensation and similar agreements) for retirement at age 65 based upon various salaries and years of service. The effects of integration with Social Security benefits have been excluded from the table, because the amount of reduction in benefits due to integration varies depending on the employee's age at the time of retirement and changes in the Social Security laws.

                               PENSION PLAN TABLE

                                                           YEARS OF SERVICE
                                ----------------------------------------------------------------------
REMUNERATION                     15 YEARS        20 YEARS       25 YEARS       30 YEARS       35 YEARS
------------                    ----------       --------       --------       --------       --------
 $  125,000  .................  $   29,063       $ 38,750       $ 48,438       $ 58,125       $ 67,813
    150,000  .................      34,875         46,500         58,125         69,750         81,375
    175,000  .................      40,688         54,250         68,813         81,375         94,938
    200,000  .................      46,500         62,000         77,500         93,000        108,500*
    225,000  .................      52,313         69,750         87,188        104,625*       122,063*
    250,000  .................      58,125         77,500         96,875        116,250*       135,625*
    300,000  .................      69,750         93,000        116,250*       139,500*       162,750*
    400,000  .................      93,000        124,000*       155,000*       186,000*       217,000*
    450,000  .................     104,625*       139,500*       174,375*       209,250*       244,125*
    500,000  .................     116,250*       155,000*       193,750*       232,500*       271,250*
    600,000  .................     139,500*       186,000*       232,500*       279,000*       325,500**
    700,000  .................     162,750*       217,000*       271,250*       325,500*       379,750**
    800,000  .................     186,000*       248,000*       310,000*       372,000*       434,000*
    900,000  .................     209,250*       279,000*       348,750*       418,500*       488,250*
  1,000,000  .................     232,500*       310,000**      387,500*       465,000*       524,500*

---------------

 * Under the Employee Retirement Income Security Act of 1974, the maximum pension benefit under the Retirement Plan is subject to certain limitations, which, while varying in some cases, generally is $102,582. As indicated above, the Company maintains an Additional Retirement Plan and certain deferred compensation and similar agreements which supplement the benefits payable to certain executive officers.

** Roy W. Gilbert, who retired as President of the Company on February 10, 1995, will receive annual pension benefits of approximately $297,000 during 1995 (and approximately $354,900 in subsequent years), which will be payable to Mr. Gilbert's spouse, at a reduced rate, in the event of Mr. Gilbert's death.

     Current base salary figures of the Chief Executive Officer and the other executive officers of the Company are set forth in the Summary Compensation Table. As of December 31, 1994, credited years of service for each such executive officer are as follows: Mr. Malone -- 36 years; Mr. Gilbert -- 36 years; Mr. Banton -- 12 years; Mr. Murray -- 30 years; and Mr. Rainer -- 30 years.

                        COMPLIANCE WITH SECTION 16(A) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

     The Company's executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Commission. Copies of these reports must also be furnished to the Company.

     Based solely on a review of copies of such reports furnished to the Company through the date hereof, or written representations of such officers, directors or stockholders that no reports were required, the Company believes that during 1994 all filing requirements applicable to its officers, directors and stockholders were complied with in a timely manner.

                          TRANSACTIONS WITH MANAGEMENT

     Directors and executive officers of the Company and their associates were customers of and/or had transactions with the banks which are subsidiaries of the Company in the ordinary course of business during the year ended December 31, 1994, and may continue to do so in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectability or present other unfavorable features.

                                    AUDITORS

     Arthur Andersen LLP, independent accountants, have been engaged as the Company's auditors since 1989 and will continue to serve as the Company's auditors during 1995. Representatives of Arthur Andersen LLP will be in attendance at the Annual Meeting and will be available to respond to questions from stockholders.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for consideration at the next Annual Meeting of Stockholders must be received by the Company no later than December 20, 1995, to be included in the 1996 proxy materials.

                              GENERAL INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented for consideration or action at the Annual Meeting, other than that stated in the notice of the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          SOUTHTRUST CORPORATION

                                          AUBREY D. BARNARD
                                          Secretary

Birmingham, Alabama
March 14, 1995

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

                                                                         ANNEX I

I. The Amended and Restated 1984 Stock Option Plan is hereby amended as follows:

     A. Section 7.8 is amended to read in its entirety as follows:

          "Section 7.8 Termination of Employment Due to Death, Disability, Retirement or Otherwise. In the event that the employment of a Participant is terminated by reason of death, Disability or Retirement, or in the event the employment of a Participant is terminated for any reason other than death, Disability or Retirement, the rights under then outstanding Options granted pursuant to the Plan shall terminate upon the expiration date of each such Option or three months after such date of termination of employment, whichever first occurs; provided that in the event that the employment of a Participant is terminated by reason of death, Disability or Retirement (provided, in the case of Retirement, that such Participant has not attained the age of 60 years), the rights under then outstanding nonstatutory stock options granted pursuant to the Plan shall terminate upon the expiration date of each such nonstatutory stock option or twelve months after such date of termination of employment, whichever first occurs; and provided, further, that in the event that the employment of a Participant is terminated by reason of Retirement (provided that such Participant has attained the age of 60 years), the rights under then outstanding nonstatutory stock options granted pursuant to the Plan shall terminate upon the expiration date of each such nonstatutory stock option or three years after such date of termination of employment, whichever first occurs."

     B. Section 7.9 is amended to read in its entirety as follows:

          "Section 7.9 Nontransferability of Options. During a Participant's lifetime, incentive stock options granted to him under the Plan are exercisable solely by such Participant. No Option granted under the Plan may be sold, transferred, pledged, or assigned, or otherwise alienated or hypothecated by a Participant, except that the Committee, in its discretion, may amend any stock option agreement relating to any outstanding nonstatutory stock option (i) to provide that such nonstatutory stock option may be transferred by a Participant to members of such Participant's immediate family, trusts for the benefit of such family members and/or partnerships whose partners are such family members, but such transferees may not transfer such nonstatutory stock options to third parties, (ii) to provide that nonstatutory stock options amended by the Committee in the manner described in (i) above shall be subject to all other conditions and restrictions applicable to Options granted under the Plan prior to such transfer and (iii) to set forth in such stock option agreement the restrictions on transfer described in (i) and (ii) above, as well as any other restriction necessary to render the Options not subject to being transferred in accordance with this Section 7.9 to be exempt pursuant to Rule 16b-3 of the Securities Exchange Act of 1934."

     C. Section 7.10 is deleted in its entirety.

     D. Section 10 is amended to read in its entirety as follows:

          "Section 10.  Merger or Consolidation.

          Section 10.1 Treatment of Options. In the event of (a) a dissolution or a liquidation of the Corporation, (b) any reorganization, consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation, (c) any reorganization, consolidation or merger of the Corporation in which the Corporation is the continuing or surviving corporation and pursuant to which equity securities of the Corporation would be converted into cash, securities or other property, or (d) any sale or other transfer of all or substantially all of the Corporation's assets (in one transaction or a series of related transactions) (which events are collectively referred to as the "Transaction"), the Committee may, in its discretion, recommend that the Board take any of the following actions as a result of, in anticipation of or in connection with the Transaction to assure that the Participants in the Plan are accorded fair and equitable treatment in the
     Transaction:

             (i) Accelerate the time period or periods for purposes of vesting all rights in or accelerating the exercisability of any outstanding Option under the Plan that has not previously vested or is not then exercisable; or

             (ii) Make such other adjustments or modifications to outstanding Options as the Committee deems appropriate to maintain and protect the rights and interests of the Participants in the Plan in connection with or following the Transaction, including, without limitation, substituting new Options (whether incentive stock options or nonstatutory stock options) for any of such outstanding Options and taking such action as may be necessary or appropriate to maintain and protect the federal and state income tax benefits expected to be obtained by Participants pursuant to the Plan.

     Any such action approved by the Board shall be conclusive and binding on the Company and all Participants of the Plan."

II. The 1993 Stock Option Plan is hereby amended as follows:

     A. Section 7.8 is amended to read in its entirety as follows:

          "Section 7.8 Termination of Employment Due to Death, Disability, Retirement or Otherwise. In the event that the employment of a Participant is terminated by reason of death, Disability or Retirement, or in the event the employment of a Participant is terminated for any reason other than death, Disability or Retirement, the rights under then outstanding Options granted pursuant to the Plan shall terminate upon the expiration date of each such Option or three months after such date of termination of employment, whichever first occurs; provided that in the event that the employment of a Participant is terminated by reason of death, Disability or Retirement (provided, in the case of Retirement, that such Participant has not attained the age of 60 years), the rights under then outstanding nonstatutory stock options granted pursuant to the Plan shall terminate upon the expiration date of each such nonstatutory stock option or twelve months after such date of termination of employment, whichever first occurs; and provided, further, that in the event that the employment of a Participant is terminated by reason of Retirement (provided that such Participant has attained the age of 60 years), the rights under then outstanding nonstatutory stock options granted pursuant to the Plan shall terminate upon the expiration date of each such nonstatutory stock option or three years after such date of termination of employment, whichever first occurs."

     B. Section 7.9 is amended to read in its entirety as follows:

          "Section 7.9 Nontransferability of Options. During a Participant's lifetime, incentive stock options granted to him under the Plan are exercisable solely by such Participant. No Option granted under the Plan may be sold, transferred, pledged, or assigned, or otherwise alienated or hypothecated by a Participant, except that the Committee, in its discretion, may amend any stock option agreement relating to any outstanding nonstatutory stock option (i) to provide that such nonstatutory stock option may be transferred by a Participant to members of such Participant's immediate family, trusts for the benefit of such family members and/or partnerships whose partners are such family members, but such transferees may not transfer such nonstatutory stock options to third parties, (ii) to provide that nonstatutory stock options amended by the Committee in the manner described in (i) above shall be subject to all other conditions and restrictions applicable to Options granted under the Plan prior to such transfer and (iii) to set forth in such stock option agreement the restrictions on transfer described in (i) and (ii) above, as well as any other restriction necessary to render the Options not subject to being transferred in accordance with this Section 7.9 to be exempt pursuant to Rule 16b-3 of the Securities Exchange Act of 1934."

     C. Section 7.10 is deleted in its entirety.

     D. Section 10 is amended to read in its entirety as follows:

          "Section  10  Merger or Consolidation.

          Section 10.1 Treatment of Options. In the event of (a) a dissolution or a liquidation of the Corporation, (b) any reorganization, consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation, (c) any reorganization, consolidation or merger of the Corporation in which the Corporation is the continuing or surviving corporation and pursuant to which equity securities of the Corporation would be converted into cash, securities or other property, or (d) any sale or other transfer of all or substantially all of the Corporation's assets (in one transaction or a series of related transactions) (which events are collectively referred to as the "Transaction"), the Committee may, in its discretion, recommend that the Board take any of the following actions as a result of, in anticipation of or in connection with the Transaction to assure that the Participants of the Plan are accorded fair and equitable treatment in the Transaction:

             (i) Accelerate the time period or periods for purposes of vesting all rights in or accelerating the exercisability of any outstanding Option under the Plan that has not previously vested or is not then exercisable; or

             (ii) Make such other adjustments or modifications to outstanding Options as the Committee deems appropriate to maintain and protect the rights and interests of the Participants in the Plan in connection with or following the Transaction, including, without limitation, substituting new Options (whether incentive stock options or nonstatutory stock options) for any of such outstanding Options and taking such action as may be necessary or appropriate to maintain and protect the federal and state income tax benefits expected to be obtained by Participants pursuant to the Plan.

     Any such action approved by the Board shall be conclusive and binding on the Company and all Participants of the Plan."

                                                                    APPENDIX A

                            SOUTHTRUST CORPORATION
                             BIRMINGHAM, ALABAMA

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 19, 1995

 (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

        The undersigned hereby appoints J. Reese Murray and William O. Vann, and each of them, with full power of substitution, proxies to vote the shares of Common Stock of SouthTrust Corporation (the "Company") which the undersigned could vote if personally present at the Annual Meeting of Stockholders of the Company to be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on April 19, 1995, at
9:00 A.M., Central Time, or any adjournment thereof:

1.      ELECTION OF DIRECTORS:

        [ ]     FOR all nominees below          [ ]     WITHHOLD AUTHORITY to
                (except as indicated to                 vote for all nominees
                the contrary below)                     below

        John M. Bradford, William C. Hulsey, Wallace D. Malone, Jr.

        INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.

        ----------------------------------------------------------------------

2.      AMENDMENT OF STOCK OPTION PLANS:

        [ ] FOR         [ ] AGAINST         [ ] ABSTAIN respecting a proposal
        to amend the 1984 Stock Option Plan and the 1993 Stock Option Plan in the manner described in the accompanying Proxy Statement of the Company.

3.      OTHER MATTERS:

        In their discretion, upon such other matters as may properly come before the Annual Meeting of Stockholders.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND FOR THE AMENDMENT OF THE STOCK OPTION PLANS.

                          Dated:
                                 -----------------------------------------

                          ------------------------------------------------

                          ------------------------------------------------

                          ------------------------------------------------

                          ------------------------------------------------
                                  (Signature(s) of Stockholder(s))

                          (Please date and sign as name appears on proxy.
                          If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.)




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